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                                 EXHIBIT (99-1)



                     Directors and Officers Liability Policy


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                                                                    Exhibit 99.1


                                CODA Premier(SM)
                        DIRECTORS AND OFFICERS LIABILITY

               Directors and Officers Liability Insurance Policy
                                   Issued by

                 CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD.

       This is a three-year policy with an automatic extension provision
                       Please read this policy carefully.

        This is a claims first made policy. Defense costs are included in the limit of liability.

        Words and phrases that appear below in all capital letters have the special meanings set forth in Clause 2 (Definitions).

          This POLICY shall constitute the entire contract between the
                     INSUREDS, the COMPANY, and the INSURER.


                                    COMPANY

       THE PROCTER AND GAMBLE COMPANY/THE PROCTER AND GAMBLE FUND/OFFICERS
                OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY

                                   POLICY No.

                                     PG-106C

                                    PRODUCER

                            H & H PARK INTERNATIONAL


          Countersigned at Hamilton Bermuda on the 6th of JULY, 2001.

/s/ Mark Herman                            /s/ Jonathan Evans

President                                Authorised Representative



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                                  DECLARATIONS

                                                              Policy No: PG-106C

Item I      COMPANY:   THE PROCTER AND GAMBLE COMPANY/THE
                       PROCTER AND GAMBLE FUND/OFFICERS OF
                       OPERATING UNITS OF PROCTER AND GAMBLE COMPANY



            Principal Address:     ONE PROCTER & GAMBLE PLAZA
                                   CINCINNATI, OHIO 45202

Item II     POLICY PERIOD: From MARCH 15,1987 to JUNE 30, 2004
            12:01 a.m. Standard Time at the address of the Company stated above.

Item III    LIMIT OF LIABILITY: $25,000,000

            Aggregate LIMIT OF LIABILITY for all LOSS paid on behalf of all INSUREDS arising from all CLAIMS first made during each POLICY YEAR.

Item IV     PREMIUM:     At inception of this POLICY YEAR: $325,000
                         (prepaid total for three years)

                         6/30/01-02       Year 1      $325,000
                         6/30/02-03       Year 2      $345,000 DEPOSIT PREMIUM
                         6/30/03-04       Year 3      $350,000 DEPOSIT PREMIUM


            At each anniversary thereafter: Subject to adjustment on each anniversary date in accordance
                                            with Clause 7 (Automatic Extension)
                                            of this POLICY

item V      NOTICE TO COMPANY:

            Any notice to the COMPANY or, except in accordance with Clause 17 (Representation) of this POLICY, to the INSUREDS, shall be given or made to the individual listed above, if any, or otherwise to the individual designated in the APPLICATION, if any, or otherwise to the signer of the APPLICATION, and shall be given or made in accordance with Clause 16 (Notice) of this POLICY.

Item VI     NOTICE TO INSURER:

            Any notice to be given or payment to be made to the INSURER under this POLICY shall be given or made to CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD., The ACE Building, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, Fax 441-295-5221, and shall be given or made in accordance with Clause 16 (Notice) of this POLICY.



            Endorsements 19 to 24 are made part of this POLICY at Policy
            Issuance.



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                               TABLE OF CONTENTS
Clause                                                                     Page

1.       Insuring Clause .................................................. 1

2.       Definitions ...................................................... 1

3.       Exclusions ........................................................3

4.       Appeals ...........................................................5

5.       Arbitration .......................................................5

6.       Assistance and Cooperation ........................................7

7.       Automatic Extension ...............................................8

8.       Cancellation ......................................................8

9.       Changes and Assignments ...........................................10

10.      Advancement of DEFENSE COSTS ......................................10

11.      Currency ..........................................................10

12.      Headings ..........................................................10

13.      INSUREDS' Reporting Duties ........................................10

14.      LOSS Provisions ...................................................11

15.      Other Insurance ...................................................11

16.      Notice ............................................................11

17.      Representation ....................................................11

18.      Severability ......................................................12

19.      Spousal Liability .................................................12

20.      Subrogation .......................................................12

21.      Acquisition, Creation or Disposition of a Subsidiary ..............13

22.      Bankruptcy ........................................................13


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                  DIRECTORS AND OFFICERS LIABILITY INSURANCE


In consideration of the payment of the premium and in reliance on all statements made and information furnished by the COMPANY to the INSURER in the APPLICATION, which is hereby made a part hereof, and subject to the foregoing Declarations and to all other terms of this POLICY, the COMPANY, the INSUREDS, and the INSURER agree as follows:

1.    INSURING CLAUSE

      The INSURER shall pay on behalf of the INSUREDS or any of them, any and all LOSS that the INSUREDS shall become legally obligated to pay by reason of any CLAIM or CLAIMS first made against the INSUREDS or any of them during the POLICY PERIOD, for any WRONGFUL ACTS that are actually or allegedly caused, committed, or attempted prior to the end of the POLICY PERIOD by the INSUREDS, not exceeding the LIMIT OF LIABILITY.

2.    DEFINITIONS

      (a) "APPLICATION" shall mean the signed, written application for this POLICY and for any policy issued by the INSURER of which this POLICY is a direct or indirect renewal or replacement, including the schedules thereto and all supplementary information submitted in connection therewith, and all underwriting data submitted in connection with the automatic extension of this POLICY, all of which materials shall be deemed attached hereto, as if physically attached hereto, and incorporated herein.

      (b)   "CLAIM" shall mean:

            (1) any demand or any civil or criminal judicial, administrative, regulatory or arbitration proceeding or investigation against any INSURED for a WRONGFUL ACT, including any appeal therefrom; or

            (2) written notice to the INSURER by the INSUREDS and/or the COMPANY during the POLICY PERIOD describing circumstances that may reasonably be expected to give rise to a CLAIM described in subpart (b)(1) above being made against the INSUREDS.

            Multiple demands, suits or proceedings arising out of the same WRONGFUL ACT shall be deemed to be a single CLAIM, which shall be treated as a CLAIM first made during the POLICY YEAR in which the first of such multiple demands, suits or proceedings is made against any INSURED or in which notice of circumstances relating thereto is first given in accordance with subpart (b) of Clause 14 (Loss Provisions) below, whichever occurs first.


      (c)   "COMPANY' shall mean:

            (1)   the company shown in Item I of the Declarations;

            (2) any company that prior to the starting date of the POLICY PERIOD merged into or consolidated with the company shown in
                  Item I of the Declarations and was not the surviving entity;

            (3)   any SUBSIDIARY of either such company;






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            (4)   if covered in accordance with subpart (a) of Clause 21
                  (Acquisition, Creation or Disposition of a Subsidiary) below, any other subsidiary;

            (5) any foundation, charitable trust or political action committee controlled by one or more organizations described in (1) through (4) above; and

            (6) any organization described in (1) through (5) above as a debtor in possession under United States bankruptcy law or an equivalent status under the law of any other country

      (d) "DEFENSE COSTS" shall mean that portion of LOSS consisting of reasonable and necessary costs, charges, fees (including but not limited to attorneys' fees and experts' fees) and expenses incurred in the defense or investigation of a CLAIM and the premium for appeal, attachment or similar bonds, but shall not include wages, salaries, fees, benefits or office expenses of INSUREDS or employees of the COMPANY.

      (e)   "INSUREDS" shall mean one or more of the following:

            (1) all persons who were, now are, or shall be duly elected or appointed directors, trustees, officers, MANAGERS, in-house general counsel, comptroller or risk manager of the COMPANY, or with respect to any COMPANY chartered outside the United States, the functional equivalent of any such executive;

            (2) all other persons not described in (1) above who were, now are, or shall be full-time or part-time employees of the COMPANY, provided coverage for such other persons shall apply only while the CLAIM against such other person is also made against a person described in (1) above;

            (3) all persons who were, now are, or shall be serving as directors, officers, trustees, governors, partners or the equivalent thereof for any NON-PROFIT OUTSIDE ENTITY if:

                  (i) such activity is part of their duties regularly assigned by the COMPANY, or

                  (ii) they are a member of a class of persons so directed to serve by the COMPANY; or

            (4) the estates, heirs, legal representatives or assigns of deceased INSUREDS and the legal representatives or assigns of INSUREDS in the event of their incompetency, insolvency or bankruptcy.

      (f) "INSURER" shall mean Corporate Officers & Directors Assurance, Ltd., Hamilton, Bermuda.

      (g) "LIMIT OF LIABILITY" shall mean the amount described in Item III of the Declarations. Regardless of the time of payment of LOSS by the INSURER, the LIMIT OF LIABILITY as stated in Item III of the Declarations shall be the maximum liability of the INSURER for all LOSS arising from all CLAIMS first made during each POLICY YEAR. DEFENSE COSTS shall be part of and not in addition to the LIMIT OF LIABILITY as stated in Item III of the Declarations, and payment by the INSURER of DEFENSE COSTS shall reduce the LIMIT OF LIABILITY.



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      (h)   "LOSS" shall mean any and all amounts that the INSUREDS are legally obligated to pay by reason of a CLAIM made against the INSUREDS for any WRONGFUL ACT, and shall include but not be limited to compensatory, exemplary, punitive and multiple damages, judgments, settlements, pre-judgment and post-judgment interest, and DEFENSE COSTS, providing always, however, LOSS shall not include taxes, fines or penalties imposed by law, or matters that may be deemed uninsurable under the law pursuant to which this POLICY shall be construed. ("Fines or penalties" do not include punitive, exemplary, or multiple damages).

      (i) "MANAGERS" shall mean any one or more natural persons who were, now are or shall become a manager, member of the board of managers or equivalent executive of a COMPANY that is a limited liability company.

      (j) "NON-PROFIT OUTSIDE ENTITY" shall mean any non-profit corporation, community chest, fund or foundation that is exempt from U.S. federal income tax as an organization described in Section 501
            (c)(3) of the Internal Revenue Code of 1986, as amended.

      (k) "POLICY" shall mean this insurance policy, including the APPLICATION, the Declarations, and any endorsements hereto issued by the INSURER.

      (l) "POLICY PERIOD" shall mean the period of time stated in Item II of the Declarations, as may be automatically extended in accordance with Clause 7 (Automatic Extension) below. If this POLICY is cancelled in accordance with subpart (b) of Clause 8 (Cancellation) below, the POLICY PERIOD shall end upon the effective date of such cancellation.

      (m) "POLICY YEAR" shall mean a period of one year, within the POLICY PERIOD, commencing each year on the day and hour first named in
            Item II of the Declarations, or if the time between the inception date, or any anniversary date and the termination date of this POLICY is less than one year, then such lesser period.

      (n) "SUBSIDIARY" shall mean any corporation or limited liability company in which more than 50% of the outstanding securities representing the present right to vote for election of directors or MANAGERS is owned, directly or indirectly, in any combination, by the COMPANY and/or by one or more of its SUBSIDIARIES, at the starting date of the POLICY PERIOD.

      (o) "WRONGFUL ACT" shall mean any actual or alleged error, misstatement, misleading statement or act, omission, neglect, or breach of duty by the INSUREDS while acting, individually or collectively, in their capacities as INSUREDS, or any other matter claimed against them by reason of their serving in such capacities.

            All such errors, misstatements, misleading statements or acts, omissions, neglects or breaches of duty actually or allegedly caused, committed, or attempted by or claimed against one or more of the INSUREDS arising out of or relating to the same or series of related facts, circumstances, situations, transactions or events shall be deemed to be a single WRONGFUL ACT.

3.    EXCLUSIONS

      The INSURER shall not be liable to make any payment for LOSS in connection with that portion of any CLAIM made against the INSUREDS:



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      (a)   for which the COMPANY or, with respect to INSUREDS described in
            Clause 2(e)(3) above, the NON-PROFIT OUTSIDE ENTITY actually pays or indemnifies or is required or permitted to pay on behalf of or to indemnify the INSUREDS pursuant to the charter or other similar formative document or by-laws or written agreements of the COMPANY or the NON-PROFIT OUTSIDE ENTITY duly effective under applicable law, that determines and defines such rights of indemnity; provided, however, this exclusion shall not apply if:


            (1) the COMPANY and the NON-PROFIT OUTSIDE ENTITY refuse to indemnify or advance DEFENSE COSTS or other LOSS as required or permitted, or are financially unable to indemnify; and

            (2)   the INSUREDS comply with Clause 20 (Subrogation) below;

      (b) based upon or attributable to the INSUREDS having gained any personal profit to which they were not legally entitled if a judgment or other final adjudication adverse to the INSUREDS or any arbitration proceeding pursuant to Clause 5 (Arbitration) below establishes that the INSUREDS in fact gained any such personal profit; however, this exclusion shall not apply to defense costs;

      (c) for the return by the INSUREDS of any improper or illegal remuneration paid in fact to the INSUREDS if it shall be determined by a judgment or other final adjudication adverse to the INSUREDS that such remuneration is improper or illegal or if such remuneration is to be repaid to the COMPANY under a settlement agreement; however, this exclusion shall not apply to defense costs;


      (d) brought about or contributed to by the dishonesty of the INSUREDS if a judgment or other final adjudication adverse to the INSUREDS or any arbitration proceeding pursuant to Clause 5 (Arbitration) below establishes that acts of active and deliberate dishonesty committed by the INSUREDS with actual dishonest purpose and intent were material to the CLAIM; however, this exclusion shall not apply to defense costs;

      (e) which is insured by any other existing valid policy or policies under which payment of the LOSS is actually made except in respect of any excess beyond the amounts of payments under such other policy or policies;

      (f) for which the INSUREDS are indemnified by reason of having given notice of a CLAIM or of any circumstance which might give rise to a CLAIM under any policy or policies of which this POLICY is a renewal or replacement or which it may succeed in time;

      (g) for emotional distress, mental anguish, bodily injury, sickness, disease, or death of any person, or for damage to or destruction of any tangible property, including the loss of use thereof; however, this exclusion shall not apply to:

            (1) any CLAIM by securities holders of the COMPANY in their capacity as such, including without limitation any shareholder derivative or securities class action lawsuit;

            (2) any CLAIM for emotional distress or mental anguish by any former, current or prospective employee of the COMPANY based upon or attributable to any actual or alleged employment-related WRONGFUL ACT; or





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            (3)   any CLAIM for the actual or alleged discharge, dispersal,
                  release or escape of any solid, liquid, gaseous, or thermal irritant, contaminant or other pollutant, provided any coverage under this POLICY with respect to any such CLAIM shall be specifically excess of the amount of coverage available under any general liability, environmental impairment or similar insurance policy with respect to such CLAIM;

      (j) by, on behalf of, at the behest of, or in the right of the COMPANY, if brought within the United States, Canada or their territories or possessions by or with the solicitation, approval, assistance or participation of two or more persons each of whom at the time such CLAIM is brought is the president, chief executive officer, MANAGER, chief financial officer, executive vice president or in-house general counsel of the COMPANY; however, this exclusion shall not apply if, between the starting date of the POLICY PERIOD and the date of the CLAIM, the COMPANY shall have undergone any of the events listed in subpart (a) of Clause 8 (Cancellation) or in Clause 22 (Bankruptcy) below, and the CLAIM is brought after the date of such event; or

      (i) for any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the INSUREDS while acting in their capacities as directors, officers, trustees, governors, partners, MANAGERS, employees or agents of any entity other than the COMPANY or by reason of their being directors, officers, trustees, governors, partners, MANAGERS, employees or agents of such other entity; however, this exclusion shall not apply with respect to any CLAIM for WRONGFUL ACTS by an INSURED serving a NON-PROFIT OUTSIDE ENTITY as described in Clause 2(e)(3) above.

      It is agreed that any fact pertaining to any INSURED shall not be imputed to any other INSURED for the purpose of determining the application of the Exclusions.

4.    APPEALS

      In the event the INSUREDS elect not to appeal a judgment, the INSURER may elect to make such appeal at its own expense, and shall be liable for any increased award, taxable costs and disbursements and any additional interest incidental to such appeal, to the extent such payments are not covered by other valid and collectible insurance.

5.    ARBITRATION

      (a) My dispute, controversy or claim arising out of or relating to this POLICY or the breach, termination or invalidity thereof shall be finally and fully determined in London, England under the provisions of the Arbitration Acts of 1950, 1975, 1979 and 1996, and/or any statutory modifications or amendments thereto, for the time being in force, by a Board composed of three arbitrators to be selected for each controversy as follows:

                  Any party may, in the event of a dispute, controversy or claim, notify the other party or parties to such dispute, controversy or claim of its desire to arbitrate the matter, and at the time of such notification the party desiring arbitration shall notify the other party or parties of the name of the arbitrator selected by it. The other party who has been so notified shall within thirty (30) calendar days thereafter select an arbitrator and notify the party desiring arbitration of the name of such second arbitrator.





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                  If the party notified of a desire for arbitration shall fail or refuse to nominate the second arbitrator within thirty
                  (30) calendar days following the receipt of such notification, the party who first served notice of a desire to arbitrate will, within an additional period of thirty (30) calendar days, apply to a judge of the High Court of Justice of England and Wales for the appointment of a second arbitrator and in such a case the arbitrator appointed by such a judge shall be deemed to have been nominated by the party or parties who failed to select the second arbitrator. The two arbitrators, chosen as above provided, shall within thirty (30) calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within said thirty (30) calendar day period, either of the parties may within a period of thirty (30) calendar days thereafter, after notice to the other party or parties, apply to a judge of the High Court of Justice of England and Wales for the appointment of a third arbitrator and in such case the person so appointed shall be deemed and shall act as a third arbitrator. Upon acceptance of the appointment by said third arbitrator, the Board of Arbitration for the controversy in question shall then be deemed fixed. All claims, demands, denials of claims and notices pursuant to this Clause 5 shall be given in accordance with Clause 16 below.

      (b) The Board of Arbitration shall fix, by a notice in writing to the parties involved, a reasonable time and place for the hearing and may prescribe reasonable rules and regulations governing the course and conduct of the arbitration proceeding, including, without limitation, discovery by the parties.

      (c) This POLICY, and any dispute, controversy or claim arising out of or relating to this POLICY, shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, except insofar as such laws: (i) may prohibit payment hereunder in respect of punitive damages; (ii) pertain to the procurement, issuance, delivery, renewal, nonrenewal or cancellation of policies of insurance or the regulation under New York Insurance Law, or regulations issued by the Insurance Department of the State of New York pursuant thereto, applying to insurers doing insurance business within the State of New York or as respects risks or insureds situated in the State of New York; or
            (iii) are inconsistent with any provisions of this POLICY.

            Notwithstanding anything herein to the contrary, the provisions, stipulations, exclusions and conditions of this POLICY are to be construed in an evenhanded fashion as between the parties. Without limitation, where the language of this POLICY is deemed to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant provisions, stipulations, exclusions and conditions (without regard to authorship of the language, without any presumption or arbitrary interpretation or construction in favor of either the INSUREDS or the INSURER, without reference to the "reasonable expectations" of either thereof or to contra proferentem and without reference to parol or other extrinsic evidence). To the extent that New York law is inapplicable by virtue of any exception or proviso enumerated above or otherwise, and as respects any arbitration procedure pursuant to this Clause 5, the internal laws of England and Wales shall apply.





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      (d)   The Board of Arbitration shall, within ninety (90) calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and shall cause a copy thereof to be served on all the parties thereto, In case the Board of Arbitration fails to reach a unanimous decision, the decision of the majority of the members of said Board shall be deemed to be the decision of the Board and the same shall be final and binding on the parties thereto. Such decision shall be a complete defense to any attempted appeal or litigation of such decision in the absence of fraud or collusion. Without limiting the foregoing, the parties waive any right to appeal, an/or seek collateral review of the decision of the Board of Arbitration by any court or other body to the fullest extent permitted by applicable law.

      (e) Any order as to the costs of arbitration shall be in the sole discretion of the Board of Arbitration, who may direct to whom and by whom and in what manner the costs, shall be paid.

      (f) The INSURER and the INSUREDS agree that in the event that claims for indemnity or contribution are asserted in any action or proceeding against the INSURER by any of the INSUREDS' other insurers in any jurisdiction or forum other than that set forth in this Clause 5, the INSUREDS will in good faith take all reasonable steps requested by the INSURER to assist the INSURER in obtaining a dismissal of these claims (other than on the merits) and will, without limitation, undertake to the court or other tribunal to reduce any judgment or award against such other insurers to the extent that the court or tribunal determines that the INSURER would have been liable to such insurers for indemnity or contribution pursuant to this POLICY. The INSUREDS shall be entitled to assert claims against the INSURER for coverage under this POLICY, including, without limitation, for amounts by which the INSUREDS reduced its judgment against such other insurers in respect of such claims for indemnity or contribution, in an arbitration between the INSURER and the INSUREDS pursuant to this Clause 5 which arbitration may take place before, concurrently with and/or after the action or proceeding involving such other insurers; provided, however, that the INSURER in such arbitration in respect of such reduction of any judgment shall be entitled to raise any defenses under this POLICY and any other defenses (other than jurisdictional defenses) as it would have been entitled to raise in the action or proceeding with such insurers. No determination in any such action or proceeding involving such other insurers shall have collateral estoppel, res judicata or other issue preclusion or estoppel effect against the INSURER in such arbitration, irrespective of whether or not the INSURER remained a party to such action or proceeding.

6.    ASSISTANCE AND COOPERATION

      The INSURER has no duty to defend any CLAIM and shall not be called upon to assume charge of the investigation; settlement or defense of any CLAIM, but the INSURER shall have the right and shall be given the opportunity to associate with the INSUREDS and the COMPANY in the investigation,-settlement, defense and control of any CLAIM relative to any WRONGFUL ACT where the CLAIM is or may be covered in whole or in part by this POLICY. At all times, the INSUREDS and the COMPANY and the INSURER shall cooperate in the investigation, settlement and defense of such CLAIM. The failure of the COMPANY to assist and cooperate with the INSURER shall not impair the rights of the INSUREDS under this POLICY. The INSUREDS shall not settle or admit any liability with respect to any CLAIM which involves or appears reasonably likely to involve this POLICY without the INSURER'S consent, which shall not be unreasonably withheld.




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7.    AUTOMATIC EXTENSION

      Except in the event this POLICY is cancelled in whole or in part in accordance with Clause 8 (Cancellation) below, on each anniversary of this POLICY, upon submission of the extension application and payment of the charged premium, this POLICY shall automatically be continued to a date one year beyond its previously stated expiration date, unless written notice is given by the INSURER to the COMPANY, or by the COMPANY to the INSURER, that such POLICY extension is not desired. Such written notice may be given at any time prior to the anniversary of the POLICY, except that such notice by the INSURER to the COMPANY may be given only during the period commencing ninety (90) days and ending ten (10) days prior to such anniversary, in which case the POLICY shall automatically expire two years from such anniversary date. Such written notice shall be given by the INSURER to the COMPANY only if it is determined to be appropriate by the Chief Executive Officer, the Executive Vice President for Underwriting and the Executive Vice-President for Claims of ACE Limited.

      If the COMPANY or the INSURER gives written notice that the POLICY extension is not desired, the COMPANY shall pay on or before each of the two remaining anniversary dates the charged premium for the next succeeding POLICY YEAR, respectively, less a premium credit equal to the premium paid for years two and three of the POLICY as specified in Item IV of the Declarations Page. If any such premium credit exceeds the charged premium, the INSURER shall refund to the COMPANY the difference within ten days following such anniversary date. The premium charged on each anniversary of this POLICY shall be determined by the rating plan and by-laws of the INSURER in force at such anniversary date. If during any POLICY YEAR the INSURER announces amendments to this standard policy form which are generally applicable to all similar policies issued by the INSURER, such amendments shall be applicable to this POLICY as of the second anniversary following the POLICY YEAR in which the INSURER announced such amendments.

8.    CANCELLATION

      This POLICY shall not be subject to cancellation except as follows:

      (a)   In the event during the POLICY PERIOD:

            (1) the company named in Item I of the Declarations shall merge into or consolidate with another organization in which the company named in Item I of the Declarations is not the surviving entity, or

            (2) any person or entity or group of persons and/or entitles acting in concert shall acquire securities or voting rights which results in ownership or voting control by such person or entity or group of persons or entities of more than 50% of the outstanding securities representing the present right to vote for election of directors or MANAGERS of the company named in Item I of the Declarations this POLICY shall remain in force until the later of:

            (i) the third anniversary of such merger, consolidation or acquisition if during the POLICY PERIOD the COMPANY or the INSUREDS give notice to the INSURER of their desire to elect such extension (no additional premium shall be required for such extension),

            (ii) any subsequent date to which the INSURER may agree by endorsement, or

            (iii) termination of the POLICY PERIOD,

            but only with respect to CLAIMS for WRONGFUL ACTS actually or allegedly taking place before the effective date of said merger, consolidation or acquisition. If the POLICY remains in force beyond the period of time stated in Item II of the Declarations by reason of this Clause 8(a), the LIMIT OF LIABILITY for such extension is part of and not in addition to the LIMIT OF LIABILITY to the immediately preceding POLICY YEAR. All premiums paid or due at the time of said merger, consolidation or acquisition shall be fully earned and in no respect refundable.

      (b) This POLICY may be cancelled by the INSURER upon granting of 365 days written notice, providing such cancellation is determined to be appropriate by the Chief Executive Officer, the Executive Vice President for Underwriting and the Executive Vice President for Claims of ACE Limited. Payment or tender of any unearned premium by the INSURER shall not be a condition precedent to the effectiveness of cancellation, but return of the pro rata unearned premium shall be made as soon as practicable.

      (c) In the event the charged premium for any POLICY YEAR is not paid as provided in Clause 7 (Automatic Extension), above, this POLICY shall not apply to any WRONGFUL ACTS actually or allegedly taking place after the anniversary date on which the additional premium was due; however, this POLICY shall remain in force for the remainder of the POLICY PERIOD as to CLAIMS first made during the POLICY PERIOD for WRONGFUL ACTS actually or allegedly caused, committed or attempted prior to such anniversary date. With respect to all CLAIMS first made after such anniversary date, one LIMIT OF LIABILITY shall apply for the remainder of the POLICY PERIOD. Such LIMIT OF LIABILITY shall be separate from the LIMIT OF LIABILITY provided during the POLICY YEAR immediately preceding such anniversary date. All premiums paid as of such anniversary date shall be fully earned and in no respect refundable.

9.    CHANGES AND ASSIGNMENTS

      The terms and conditions of this POLICY shall not be waived or changed, nor shall an assignment of interest under this POLICY be binding, except by an endorsement to this POLICY issued by the INSURER.

10.   ADVANCEMENT OF DEFENSE COSTS

      Except in those instances when the INSURER has denied liability for the CLAIM because of the application of one or more exclusions, or other coverage issues, if the COMPANY refuses or is financially unable to advance DEFENSE COSTS, the INSURER shall, upon request and if proper documentation accompanies the request, advance on behalf of the INSUREDS, or any of them, DEFENSE COSTS that they have incurred in connection with a CLAIM, prior to disposition of such CLAIM. In the event that the INSURER so advances DEFENSE COSTS and it is finally established that the INSURER has no liability hereunder, such INSUREDS on whose behalf advances have been made and the COMPANY, to the full extent legally permitted, agree to repay to the INSURER, upon demand, all monies advanced.

11.   CURRENCY

      All premium, limits, retentions, LOSS and other amounts under this POLICY are expressed and payable in the currency of the United States of America.

12.   HEADINGS

      The descriptions in the headings and sub-headings of this POLICY are inserted solely for convenience and do not constitute any part of the terms or conditions hereof.

13.   INSUREDS' REPORTING DUTIES

      The INSUREDS and/or the COMPANY shall give written notice to the INSURER of any of the following as soon as practicable after the in-house general counsel or risk manager of the COMPANY first learns thereof:

      (a) any CLAIM described in subpart (b) (1) of Clause 2 (Definitions) above, which notice shall include the nature of the WRONGFUL ACT, the alleged injury, the names of the claimants, and the manner in which the INSUREDS or COMPANY first became aware of the CLAIM; or

      (b) any event described in subpart (a) of Clause 8 (Cancellation) above,

      The INSUREDS and the COMPANY shall cooperate with the INSURER and give such additional information as the INSURER may reasonably require.

14.   LOSS PROVISIONS

      (a) The time when a CLAIM shall be made for purposes of determining the application of Clause 1 (Insuring Clause) above shall be the date on which the CLAIM is first made against the INSURED.

      (b) If during the POLICY PERIOD, the INSUREDS or the COMPANY shall become aware of any circumstances that are likely to give rise to a CLAIM being made against the INSUREDS and shall give written notice to the INSURER of the circumstances and the reasons for anticipating a CLAIM, with particulars as to dates and persons involved, then any CLAIM that is subsequently made against the INSUREDS arising out of such circumstances shall be treated as a CLAIM made during the first POLICY YEAR in which the INSUREDS or the COMPANY gave such notice.

      (c) The COMPANY and the INSUREDS shall give the INSURER such information and cooperation as it may reasonably require and as shall be in the COMPANY'S and the lNSUREDS' power.


15.   OTHER INSURANCE

      Subject to subparts (e) and (f) of Clause 3 (Exclusions) above, if other valid and collectible insurance with any other insurer, whether such insurance is issued before, concurrent with, or after inception of this POLICY, is available to the INSUREDS covering a CLAIM also covered by this POLICY, other than insurance that is issued specifically as insurance in excess of the insurance afforded by this POLICY, this POLICY shall be in excess of and shall not contribute with such other insurance. Without limiting the foregoing, this POLICY is specifically excess of and shall not contribute with any insurance which is maintained by a NON-PROFIT OUTSIDE ENTITY and available to an INSURED. Nothing herein shall be construed to make this POLICY subject to the terms of other insurance.

16.   NOTICE

      All notices under any provision of this POLICY shall be in writing and given by prepaid express courier or electronic service properly addressed to the appropriate party at the respective addresses as shown in Items V and VI of the Declarations. Notice so given shall be deemed to be received and effective upon actual receipt thereof by the party or one day following the date such notice is sent, whichever is earlier. Notice to the INSURER of any CLAIM shall be directed to the attention of the INSURER's Claims Department. All other notices to the INSURER shall be directed to the attention of the INSURER's Underwriting Department.

17.   REPRESENTATION

      By acceptance of this POLICY, the company named in Item I of the Declarations agrees to represent the INSUREDS with respect to all matters under this POLICY, including, but not limited to, the giving and receiving of notice of CLAIM or cancellation or desire not to extend the POLICY, the payment of premiums, the receiving of LOSS payments and any return premiums that may become due under this POLICY, the requesting, receiving, and acceptance of any endorsement to this POLICY, and the submission of a dispute to arbitration. The INSUREDS agree that said company shall represent them but, for purposes of the investigation, defense, settlement, or appeal of any CLAIM, the INSUREDS who are named as defendants in the CLAIM may, upon their unanimous agreement and upon notice to the INSURER, replace said company with another agent to represent them with respect to the CLAIM, including giving and receiving of notice of CLAIM and other correspondence, the receiving of LOSS payments, and the submission of a dispute to arbitration.

18.   SEVERABILITY

      (a) The APPLICATION for coverage shall be construed as a separate APPLICATION for coverage by each INSURED. With respect to the declarations and statements contained in such APPLICATION for coverage, no statement in the APPLICATION or knowledge possessed by any one INSURED shall be imputed to any other INSURED for the purpose of determining the availability of coverage with respect to CLAIMS made against any other INSURED.

            The acts, omissions, knowledge, or warranties of any INSURED shall not be imputed to any other INSURED with respect to the coverages applicable under this POLICY.

      (b) This POLICY shall not be rescinded by the INSURER in whole or in part based upon the restatement of, or any misstatement or error in, any financial statements of the COMPANY contained within the APPLICATION.

      (c) In the event that any provision of this POLICY shall be declared or deemed to be invalid or unenforceable under any applicable law, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portion of this POLICY.

19.   SPOUSAL LIABILITY

      If a CLAIM against an INSURED includes a claim against the INSURED'S lawful spouse solely by reason of (i) such spouse's status as a spouse of the INSURED, or (ii) such spouse's ownership interest in property which the claimant seeks as recovery for alleged WRONGFUL ACTS of the INSURED, all loss which such spouse becomes legally obligated to pay by reason of such CLAIM shall be treated for purposes of this POLICY as LOSS which the INSURED becomes legally obligated to pay by reason of the CLAIM made against the INSURED. Such spousal loss shall be covered under the POLICY only if and to the extent such loss would be covered if incurred by the INSURED.

      The coverage extension afforded by this Clause 19 does not apply to the extent such CLAIM alleges a wrongful act or omission by the INSURED's spouse.

20.   SUBROGATION

      In the event of any payment under this POLICY, the INSURER shall be subrogated to the extent of such payment to all the INSUREDS' rights of recovery, and the INSUREDS shall execute all papers reasonably required and shall take all reasonable actions that may be necessary to secure such rights including the execution of such documents necessary to enable the INSURER effectively to bring suit in the name of the INSUREDS, including but not limited to an action against the COMPANY for nonpayment of indemnity due and owing to the INSUREDS by the COMPANY.

21.   ACQUISITION, CREATION OR DISPOSITION OF A SUBSIDIARY

      (a) Coverage shall apply to the INSUREDS of any subsidiary corporation or limited liability company in which more than 50% of the outstanding securities representing the present right to vote for election of directors or MANAGERS is owned, directly or indirectly, in any combination, by the COMPANY and/or one or more of its SUBSIDIARIES, and which is acquired or created after the inception of this POLICY, if written notice is given to the INSURER within sixty (60) days after the acquisition or creation, and any additional premium required by the INSURER is paid within thirty
            (30) days of the request therefor by the INSURER. The INSURER waives the obligation to provide notice and to pay any additional premium if the assets of such newly created or acquired company are not more than 15% of the total assets of the COMPANY or $500,000,000, whichever is less. The coverage provided for the INSUREDS of such new subsidiary shall be limited to CLAIMS for WRONGFUL ACTS actually or allegedly taking place subsequent to the date of acquisition or creation of the subsidiary.

      (b) Coverage shall not apply to directors, MANAGERS, officers and employees of any subsidiary, including a SUBSIDIARY as defined in Clause 2 (Definitions) above, for CLAIMS for WRONGFUL ACTS actually or allegedly taking place subsequent to the date that the COMPANY and/or one or more of its SUBSIDIARIES, directly or indirectly, in any combination, ceases to own more than 50% of the outstanding securities representing the present right to vote for election of directors or MANAGERS in such subsidiary.

22.   BANKRUPTCY

      In the event a liquidation or reorganization proceeding is commenced by or against a COMPANY pursuant to the United States Bankruptcy Code, as amended, or any similar state or local law, the COMPANY and the INSUREDS hereby (i) waive and release any automatic stay or injunction which may apply in such proceeding to this POLICY or its proceeds under such Bankruptcy Code or law, and (ii) agree not to oppose or object to any efforts by the INSURER, the COMPANY or any INSURED to obtain relief from any such stay or injunction.

      In the event the COMPANY becomes a debtor in possession under the United States Bankruptcy Code or an equivalent status under the law of any other country and the aggregate LOSS due under this POLICY exceeds the remaining available LIMIT OF LIABILITY, the INSURER shall:

      (a) first pay such LOSS allocable to WRONGFUL ACTS that are actually or allegedly caused, committed, or attempted prior to the COMPANY becoming a debtor in possession, then

      (b) with respect to whatever remaining amount of the LIMIT OF LIABILITY is available after payment under (a) above, pay such LOSS allocable to WRONGFUL ACTS that are actually or alleged caused, committed, or attempted after the COMPANY became a debtor in possession.

[CODA LOGO]

                 CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD.


Endorsement No. 24 Effective Date of Endorsement June 30, 2001


Attached to and forming part of POLICY No. PG-1O6C


COMPANY THE PROCTER AND GAMBLE COMPANY/THE PROCTER AND GAMBLE FUND/OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY


In consideration of the premium paid for this POLICY, it is hereby understood and agreed that:

            CORPORATE REIMBURSEMENT AND ENTiTY COVERAGE ENDORSEMENT


Note: The corporate reimbursement and entity coverage provided by this endorsement is subject to a deductible equal to the LIMIT OF LIABILITY with respect to such coverage and therefore the INSURER will never be liable to reimburse the COMPANY for any amounts under this endorsement. This endorsement is issued at the COMPANY'S request solely to facilitate the COMPANY'S purchase of coverage in excess of this POLICY by providing a corporate reimbursement and entity coverage POLICY form.

      - (A) Item III (LIMIT OF LIABILITY) of the Declarations of this POLICY is hereby deleted in its entirety and replaced with the following:

            Item III. LIMIT OF LIABILITY:

                  (A)   $25,000,000 Aggregate LIMIT OF LIABILITY for all LOSS
                                    under Part 1of Clause 1 (Insuring Clause) arising from all CLAIMS first made during each POLICY YEAR.

                  (B)   $25,000,000 Aggregate LIMIT OF LIABILITY for all LOSS
                                    under Part II of Clause 1 (Insuring Clauses) arising from all CLAIMS first made during each POLICY YEAR.


      - (B) Items IV, V and VI of the Declarations of this POLICY are hereby renumbered as Items V, VI and VII, respectively, and the following Item IV is hereby inserted in the Declarations:

            Item  IV. DEDUCTIBLE:

                      $25,000,000   In the aggregate for all LOSS arising from
                                    a single CLAIM covered by Part 1 of Clause 1
                                    (Insuring Clause).

[CODA Logo]

      - (C) Clause 1 (Insuring Clause) of this POLICY is hereby deleted in its entirety and replaced with the following:


      1.    INSURING CLAUSE

            PART I

            (a) Subpart to the Deductible as set forth in paragraph (c) of this Part I, the INSURER shall pay on behalf of the COMPANY amounts for which the COMPANY grants indemnification to the INSUREDS, pursuant to the COMPANY'S charter or other similar formative documents or by-laws or written agreements of the COMPANY, duly effective under applicable law, for LOSS that the INSUREDS are legally obligated to pay by reason of any CLAIM or CLAIMS first made against the INSUREDS or any of them during the POLICY PERIOD for any WRONGFUL ACTS that are actually or allegedly caused, committed or attempted prior to the end of the POLICY PERIOD by the INSUREDS, not exceeding the LIMIT OF LIABILITY stated in Item III (A) of the Declarations.

            (b) Subject to the Deductible as set forth in paragraph (c) of this Part I, the INSURER shall pay on behalf of the COMPANY LOSS that the COMPANY is legally obligated to pay on behalf of the COMPANY LOSS that the COMPANY is legally obligated to pay by reason of any SECURITIES CLAIM or SECURITIES CLAIMS first made against the COMPANY during the POLICY PERIOD for any WRONGFUL ACTS that are actually or allegedly caused, committed or attempted prior to the end of the POLICY PERIOD by the INSUREDS or the COMPANY, not exceeding the LIMIT OF LIABILITY stated in Item III(A) of the Declarations.

            (c) In respect of all LOSS arising from a single CLAIM covered under this Part I, this POLICY shall pay only the amount in excess of the amount stated in item IV of the Declarations as the Deductible, and the LIMIT OF LIABILITY stated in Item III(A) of the Declarations shall be reduced by the amount of such Deductible.

            PART II

                  The INSURER shall pay on behalf of the INSUREDS or any of them, any and all LOSS that the INSUREDS shall become legally obligated to pay by reason of any CLAIM or CLAIMS first made against the INSUREDS or any of them during the POLICY PERIOD, for any WRONGFUL ACTS that are actually or allegedly caused, committed, or attempted prior to the end of the POLICY PERIOD by the INSUREDS, not exceeding the LIMIT OF LIABILITY stated in Item III (B) of the Declarations.

      (-) Subpart (e) of Clause 2 (Definitions) of this POLICY is hereby amended to also include the following: in its entirety and replaced with the following:

      (4)   with respect to SECURITIES CLAIMS, the COMPANY.

[CODA Logo]

         - (E) Subpart (f) of Clause 2 (Definitions) of this POLICY is hereby deleted in its entirety and replaced with the following:

                  (f) "LIMIT OF LIABILITY" shall mean the amount described in
                  Item III (A) or (B) of the Declarations. Regardless of the time of payment of LOSS by the INSURER, the LIMITS OF LIABILITY as stated in Item III (A) and (B) of the Declarations (as reduced by the amount of the applicable Deductible) shall be the maximum liability of the INSURER as respects Part I and Part II, respectively of Clause 1 (Insuring Clause) for all LOSS arising from all CLAIMS first made during each POLICY YEAR. Reasonable and necessary attorneys fees incurred in investigating and defending a CLAIM shall be part of and not in addition to the LIMITS OF LIABILITY as stated in Item III (A) and (B) of the Declarations and payment by the INSURER under such Part II of such attorneys fees shall reduce the LIMIT OF LIABILITY as stated in such Item III (B).

         - (F) Subpart (h) of Clause 2 (Definitions) of this POLICY is hereby amended by the addition, at the end of the subpart, of the following:

                       Further, with respect to Coverage under Part I(b) of Clause 1 (Insuring Clause) only, LOSS shall not include damages, judgements or settlements which the COMPANY has paid or agreed to pay arising out of the COMPANY allegedly paying an inadequate price or consideration for the purchase of its own securities or the securities of a SUBSIDIARY.

         - (G) The following additional definition is added to Clause 2 (Definitions):

                  "SECURITIES CLAIM" shall mean a CLAIM which is whole or in part alleges a violation of the Securities Act of 1933, the Securities Exchange Acts of 1934, any similar federal or state securities law, or any rules of regulations promulgated thereunder, in connection with the purchase or sale of, or offer to purchase or sell, any securities issued by the COMPANY. SECURITIES CLAIM shall not mean or include a criminal or administrative proceeding against the COMPANY.

         - (H) Subpart (h) of Clause 2 (Definitions) of this POLICY is hereby deleted in its entirety and replaced with the following:

                  "WRONGFUL ACT" shall mean (1) with respect to all INSUREDS except the COMPANY, any actual or alleged error, misstatement, misleading statement or act, omission, neglect, or breach or duty by the INSUREDS while acting, individually or collectively, in their capacities as directors or officers of the COMPANY, or any other matter claimed against them by reason of their serving as directors or officers of the COMPANY, and (2) with respect to the COMPANY, any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach or duty by the COMPANY but solely as respects a SECURITIES CLAIM covered by this POLICY. All such errors, misstatements, misleading statements or acts, omissions, neglects or breaches of duty actually or allegedly caused, committed or attempted by or claimed against one or more of the INSUREDS arising out of or relating to the same or series of related facts, circumstances, situations, transactions or events shall be deemed to be a single WRONGFUL ACT.

[CODA Logo]

      -     (I)   Subpart (a) of Clause 3 (Exclusions) of this POLICY is hereby modified by the addition, at the beginning of the subpart, of the following:

                        (a)   As respects Part II of Clause 1 (Insuring
                              Clause),

      -     (J)   Clause 10 (Payment for LOSS) of this POLICY is hereby modified by the addition, at the beginning of the Clause, of the following:

                         As respects Part II of Clause 1 (Insuring Clause),

       -    (K)   Clause 17 (Representation) of this POLICY is hereby modified by the addition, at the beginning of the Clause, of the following:

                         As respects Part II of Clause 1 (Insuring Clause),


Nothing herein shall be held to vary, after, waive or extend any of the terms, conditions, exclusions or limitations of this POLICY, except as expressly stated herein. This endorsement is part of such POLICY and is incorporated therein.





                                        BY  /s/ Jonathan Evans
                                           -----------------------------
                                           AUTHORIZED REPRESENTATIVE

END 02
ED 05/89                                                             PAGE 4 OF 4

[CODA Logo]

                 CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD.





Endorsement No. 23 Effective Date of Endorsement JUNE 30, 2001


Attached to and forming part of POLICY No. PG-1O6C


COMPANY  THE PROCTER AND GAMBLE COMPANY/THE PROCTER AND GAMBLE
         FUND/OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY

In consideration of the premium paid for this POLICY, it is hereby understood and agreed that:


1. The definition of "INSUREDS" is amended to also include all natural persons who were, now are, or shall be duly appointed trustees of the COMPANY's Profit Sharing Trust and Employee Stock Ownership Plan ("Plan"), provided that such person is a party to and shall be entitled to any COMPANY indemnification afforded by The Proctor & Gamble Profit Sharing Trust and Employee Stock Ownership Plan Trust Agreement.


2. The coverage afforded under this POLICY by reason of this endorsement shall be specifically excess of any fiduciary liability insurance purchased or maintained by the COMPANY or the Plan for the benefit of the Plan and its fiduciaries.


Nothing herein shall be held to vary, alter, waive or extend any of the terms, conditions, exclusions or limitations of this POLICY, except as expressly stated herein. This endorsement is part of such POLICY and is incorporated therein.




                                                BY /s/ Jonathan Evans
                                                   ----------------------------
                                                   AUTHORIZED REPRESENTATIVE

[CODA Logo]

                 CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD.





Endorsement No. 22 Effective Date of Endorsement JUNE 30, 2001


Attached to and forming part of POLICY No. PG-1O6C


COMPANY  THE PROCTER AND GAMBLE COMPANY/THE PROCTER AND GAMBLE
         FUND/OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY

In consideration of the premium paid for this POLICY, it is hereby understood and agreed that on the Outside Positions Endorsement (Endorsement No. 2.) Section A(1) is amended to read after the word "foundation" as follows:



        Trustees of Procter & Gamble's Global Pension Funds


Nothing herein shall be held to vary, alter, waive or extend any of the terms, conditions, exclusions or limitations of this POLICY, except as expressly stated herein. This endorsement is part of such POLICY and is incorporated therein.




                                                BY /s/ Jonathan Evans
                                                   ----------------------------
                                                   AUTHORIZED REPRESENTATIVE

[CODA Logo]

                 CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD.





Endorsement No. 21 Effective Date of Endorsement JUNE 30, 2001


Attached to and forming part of POLICY No. PG-1O6C


COMPANY  THE PROCTER AND GAMBLE COMPANY/THE PROCTER AND GAMBLE
         FUND/OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY

In consideration of the premium paid for this POLICY, it is hereby understood and agreed that on the Outside Positions Endorsements Section A(1) is amended to read after the word "foundation" as follows:-

Employee Stock Ownership Trust of the Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan.


Nothing herein shall be held to vary, alter, waive or extend any of the terms, conditions, exclusions or limitations of this POLICY, except as expressly stated herein. This endorsement is part of such POLICY and is incorporated therein.




                                                BY /s/ Jonathan Evans
                                                   ----------------------------
                                                   AUTHORIZED REPRESENTATIVE

[CODA Logo]

                 CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD.





Endorsement No. 20 Effective Date of Endorsement JUNE 30, 2001


Attached to and forming part of POLICY No. PG-1O6C


COMPANY  THE PROCTER AND GAMBLE COMPANY/THE PROCTER AND GAMBLE
         FUND/OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY

In consideration of the premium paid for this POLICY, it is hereby understood and agreed that this POLICY is amended as indicated below. All other terms of this POLICY remain unchanged.

                         OUTSIDE POSITIONS ENDORSEMENT:
                       SUBLIMIT, NON-SPECIFIC INDIVIDUALS

(A) Subject to the sublimit of liability set forth in (C) below, the definition of "INSUREDS" is hereby extended to include:

         (1) all persons who were, are, or shall be serving as directors, officers, trustees, governors, partners or the equivalent thereof for any corporation, partnership, joint venture, eleemosynary institution, non-profit organization, industry association, or foundation, (any such enterprises referred to below as "Entity"), if:

                  (a) such activity is part of their duties regularly assigned by the COMPANY, or

                  (b) they are a member of a class of persons so directed to serve by the COMPANY.

         (2) the estates, heirs, legal representatives or assigns of deceased persons who were INSUREDS, as defined in subpart
                  (A)(1) above, and the legal representatives or assigns of INSUREDS in the event of their incompetency, insolvency or bankruptcy.

(B)      It is further understood and agreed that this extension of coverage:

         (1) is to be excess of any other insurance and excess of any director or officer liability insurance and/or company reimbursement insurance any conditions in such other insurance notwithstanding:


END 06
ED 05 89                                                             PAGE 1 OF 3

[CODA Logo]


         (2) shall not apply to any LOSS for which such Entity or the COMPANY actually pays or indemnifies or is required or permitted to pay on behalf of or to indemnify the INSUREDS pursuant to the charter or other similar formative document or by-laws or written agreements of such Entity or the COMPANY duly effective under applicable law, that determines and defines such rights of indemnity; provided, however, this subpart (2) shall not apply if:

                  (a) such Entity and the COMPANY refuse to indemnify or advance defense or other costs as required or permitted, or if such Entity and the COMPANY are financially unable to indemnify; and

                  (b) the INSUREDS comply with Clause 20 (Subrogation) of the POLICY;

         (3) shall not apply to any LOSS in connection with any CLAIM made against the INSUREDS in their capacity as directors or officers of Corporate Officers & Directors Assurance Ltd. or Corporate Officers & Directors Assurance Holding, Ltd.; and


         (4) is not to be construed to extend to the Entity nor to any other director, officer, trustee, governor, partner or employee of such Entity.


(C) In lieu of the LIMIT OF LIABILITY stated in Item III of the Declarations, the limit of liability of the INSURER for this extension of coverage shall be $25,000,000 in the aggregate for all LOSS which is covered by reason of this extension of coverage and which is paid on behalf of all INSUREDS arising from all CLAIMS first made during each POLICY YEAR. It is understood that the amount stated in Item III of the Declarations is the maximum amount payable by the INSURER under this POLICY for all CLAIMS first made during each POLICY YEAR, and that this Endorsement extends coverage with a sublimit which further limits the INSURER'S liability and does not increase the INSURER'S maximum liability beyond the LIMIT OF LIABILITY stated in Item III of the Declarations. It is further understood that such sublimit is separate from and payment of LOSS pursuant to this Endorsement does not reduce the sublimit or limit contained in any other Outside Positions Endorsement to this POLICY.


(D) Solely for purposes of this extension of coverage, the definition of "WRONGFUL ACT" is hereby modified to replace the word "COMPANY" with the word "Entity" wherever the word "COMPANY" appears.

(E) Solely for purposes of applying subparts (i) and (j) of Clause 3 (Exclusions) of the POLICY to this extension of coverage, the definition of "COMPANY" is hereby modified to include such Entity.

[CODA Logo]


Noting herein shall be held to vary, alter, waive or extend any of the terms, conditions, exclusions or limitations of this POLICY, except as expressly stated herein. This endorsement is part of such POLICY and is incorporated therein.





















                                                BY /s/ Jonathan Evans
                                                   ----------------------------
                                                   AUTHORIZED REPRESENTATIVE

[CODA Logo]


                 CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD.


Endorsement No. 19 Effective Date of Endorsement JUNE 30, 2001


Attached to and forming part of POLICY No. PG-106C


COMPANY THE PROCTER AND GAMBLE COMPANY/THE PROCTER AND GAMBLE FUND/OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY

                              AMENDED POLICY FORM
                              -------------------
                           3-YEAR MID-TERM: NEW FORM)
                           --------------------------

In consideration of the premium paid for this POLICY, it is hereby understood and agreed that:


1. Coverage afforded by the INSURER under this POLICY for CLAIMS first made against the INSUREDS after the effective date of this Endorsement and prior to expiration of the POLICY PERIOD shall be subject to the terms and conditions of this policy form and the Endorsements attached to this policy form, and shall not be subject to the terms and conditions of the previous policy form for this POLICY and its Endorsements.


2. The issuance of this policy form and its Endorsements is intended to implement amendments to the INSURER's standard policy form for all similar policies issued by the INSURER and does not increase the LIMIT OF LIABILITY of the INSURER or change the inception date, anniversary date or POLICY YEAR under this POLICY.


Nothing herein shall be held to vary, after, waive or extend any of the terms, conditions, exclusions or limitations of this POLICY, except as expressly stated herein. This endorsement is part of such POLICY and is incorporated therein.











                                                BY /s/ Jonathan Evans
                                                   ----------------------------
                                                   AUTHORIZED REPRESENTATIVE

[CODA Logo]

                 CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD.



Endorsement No. 18 Effective Date of Endorsement JUNE 30, 2001


Attached to and forming part of POLICY No. PG-106C


COMPANY THE PROCTER AND GAMBLE COMPANY/THE PROCTER AND GAMBLE FUND/OFFICERS OF OPERATING UNITS OF PROCTER AND GAMBLE COMPANY

                              AMENDED POLICY FORM
                              -------------------
                          (3-YEAR MID-TERM: NEW FORM)
                          ---------------------------

In consideration of the premium paid for this POLICY, It is hereby understood and agreed that

1. Coverage afforded by the INSURER under this POLICY for CLAIMS first made against the INSUREDS after the effective date of this Endorsement and prior to expiration of the POLICY PERIOD shall be subject to the terms and conditions of this policy form and the Endorsements attached to this policy form, and shall not be subject to the terms and conditions of the previous policy form for this POLICY and its Endorsements.


2. The issuance of this policy form and its Endorsements is intended to implement amendments to the INSURER's standard policy form for all similar policies issued by the INSURER and does not increase the LIMIT OF LIABILITY of the INSURER or change the inception date, anniversary date or POLICY YEAR under this POLICY.



Nothing herein shall be held to vary, after, waive or extend any of the terms, conditions, exclusions or limitations of this POLICY, except as expressly stated herein. This endorsement is part of such POLICY and is incorporated therein.



                                                BY /s/ Jonathan Evans
                                                   ----------------------------
                                                   AUTHORIZED REPRESENTATIVE